UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2025

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250 Bainbridge Island, Washington	98110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BNZI	The Nasdaq Capital Market

Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BNZIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 16, 2025, Banzai International, Inc., a Delaware corporation (the “Company”), entered into that certain Exchange Agreement (the “Exchange Agreement”), dated as of December 15, 2025, (the “Effective Date”), by and among Agile Capital Funding, LLC, a New York limited liability company (“Collateral Agent”) and Agile Lending, LLC, a Virginia limited liability company (“Agile” or “Holder”), on the one hand, and the Company, on the other hand (the “Exchange”). Pursuant to the Exchange Agreement, the Company shall exchange 232,786 shares (the “Exchange Shares”) of its Class A common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate value of $284,000 (the “Note Exchange Amount”), valued at $1.22 per share, in exchange for a reduction in an equivalent amount to the Note Exchange Amount to that certain Subordinated Secured Promissory Note to Agile in the original principal amount of $4,000,000 (the “Note”), with a balance of $1,495,375.00 as of December 11, 2025 (the “Note Balance”). In connection with the Exchange, the Company also entered into that certain Forbearance Agreement (“Forbearance Agreement,” together with the Exchange Agreement, the “Transaction Documents”), dated as of December 15, 2025, by and among the Company, Agile and Collateral Agent, pursuant to which Agile has agreed to forbear from exercising its remedies with respect to certain events that would be considered Events of Default under the Note, and to temporarily modify certain terms of the related loan agreement (the “Forbearance”), as of the closing date of the Exchange and the earlier of (i) March 30, 2026, and (ii) the date of any Forbearance Default, as defined in the Forbearance Agreement (the “Forbearance Period”).

As partial consideration for the Collateral Agent’s and Agile’s agreement for the Forbearance, the Company shall pay to Agile a forbearance fee of $628,057.50, in the form of an increase in the principal due under the Note (the “Forbearance Fee”). The Forbearance Fee will cause the outstanding principal under the Note to be increased from the Note Balance to $2,123,432.50 (the “New Note Balance”). If the Forbearance Agreement is terminated for any reason whatsoever, the principal due under the Note shall be the New Note Balance, and the Forbearance Fee shall be deemed earned by Agile and paid accordingly. The Company also agreed to pay all of Agile’s reasonable costs and expenses, in an amount not to exceed $10,000.

Upon an Event of Default, as defined in the Forbearance Agreement, among other things, the Forbearance Period shall immediately cease, and Agile may commence foreclosure proceedings with respect to the collateral over which the Company granted Agile a security interest pursuant to the terms of the Forbearance Agreement.

The Transaction Documents contain customary representations and warranties and conditions regarding the Exchange and Forbearance.

The foregoing descriptions of the Exchange Agreement and the Forbearance Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03 Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On December 11, 2025, the Board of Directors of Banzai International, Inc. (the “Company”), approved, as permitted by the Bylaws, to amend the Company’s Third Amended and Restated Bylaws (the “Bylaws”), to reduce quorum requirements for shareholder meetings (the “Quorum Requirement”). As per the approval, following the 2025 Annual Shareholder Meeting to be held on January 15, 2026, Section 3.5 of the Company’s Bylaws shall be amended such that the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of 33.3% of the voting power of the then-outstanding shares of capital stock entitled to vote shall constitute a quorum for the transaction of business.

The above description of the amendment to the Bylaws is qualified in its entirety by reference to the Fourth Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws
10.1	Exchange Agreement
10.2	Forbearance Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2025

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer